STRATTEC
                                AGREEMENT

     AGREEMENT dated as of November 1st 1994 between Strattec
Security Corporation, A Wisconsin Corporation ("Strattec") and
Optek Technology Inc. a Delaware Corporation ( the Company ).

     WHEREAS the Company desires to sell to Strattec and Strattec desires to purchase from the Company certain commodities or products as described herein;

     NOW, THEREFORE in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:


     1. SUPPLY OBLIGATION. Subject to the terms and conditions of this Agreement the Company shall supply the following defined commodities or products (the "Products") to Strattec, and of Strattec design or designed by Company specifically for Strattec shall sell such Products to no one else during the Contract
Period:

     Production  and/or Pre-production Components:

     *

     2.   CONTRACT PERIOD: The term of this Agreement (the
"Contract Period") shall be as follows

For the life of the programs, or six (6) years from production start for each sensor, individually.

     3. PURCHASE OBLIGATION.  During the Contract Period,
Strattec shall purchase the following quantities of the Products:

     *

     4.   PRICES. The prices which the Company shall charge
Strattec for the Products shall be as follows:


                                                       Unit Price
     *
Price reduction of * and * Programs * The * price reductions (compounded each year) in * are based upon the volume of units quoted being delivered in the previous Model year. In the event that the minimum volume is not achieved in the previous year, the unit price will remain unchanged (same as previous year). If the, minimum volume is met in the subsequent year, the next years price will be reduced * from its current year. Pricing subject to change upon Strattec customer design changes.


AN "*" HEREIN INDICATES THAT INFORMATION FOR WHICH CONFIDENTIAL
TREATMENT HAS BEEN REQUESTED HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     5. SHIPPING. The Company shall at its cost, pack and/or prepare all of the Products for shipment by the usual and customary method of shipment for such Products. At Strattec's request and expense, the Company shall ship each Strattec order for a Product by alternative means and to such location as Strattec shall request reasonably in advance of the shipment date. All terms for, and shipments of, the Products to Strattec will be as follows:

F.O.B. Optek shipping point (Carrollton, Texas, Juarez, Mexico,
El Paso, Texas)

     6. TERMS OF PAYMENT. The terms of payment for all of the Products sold to Strattec hereunder shall be:

Net thirty (30) days, from date of invoice

     7. OTHER TERMS & CONDITIONS. All purchases of Products hereunder shall be subject to Strattec's standard terms and conditions for suppliers as set forth in the attached "Terms and Conditions" and incorporated herein. To the extent not inconsistent with the provisions of this Agreement, the purchase of Products hereunder shall be governed by individual Strattec purchase orders.

Minimum Volume Penalty:
In the event that the annual product rate falls below the minimum quoted volume, a bill back will be calculated based upon * per unit shipped, in the effected Model year.

Variation in component cost for items purchased from Packard
Electric Division (General Motors Corporation) will result in pricing adjustment over the term of this quotation

Company requires * days advance notice from scheduled ship date to reschedule products herein

Strattec agrees to purchase * of the herein products from Optek

     8. COMPANY CAPACITY AVAILABLE TO STRATTEC. The Company shall make available at the request of Strattec the following minimum capacity of the Products during the Contract Period:


                                   pieces Annually
     *
The capacities listed are based on equipment purchased and manufacturing on two (2) shifts per day, 240 days per year.


     9. QUALITY. The Company will assure the quality and reliability of the Products in accordance with the provisions of the Strattec Supplier Manual.

     10. OTHER PROVISIONS.

          a) OBLIGATION AFTER TERMINATION. For Products designed by Strattec or by Company specifically of Strattec, Company shall for the reasonable period specified below (if any be specified) after the contract period has terminated, sell such Products exclusively to Strattec and shall refer all aftermarket sales and service customers of such Products to Strattec:

Optek agrees to supply the sensors for service requirements for an indefinite period of time. In the unlikely event that these sensors would not be manufacturable, Optek will offer Strattec a last time buy with a notification of six (6) months.

          b) PRIOR AGREEMENTS. This Agreement becomes effective upon the beginning of the Contract Period, and replaces and supersedes all prior agreements between Strattec and the Company regarding the Products.

          c) Intellectual Property - Inventions made during the development of these products or the term of this agreement will belong to the company/person making such invention. In the event of a joint invention, the companies shall apply for and share in any resultant patents.

COMPANY:                                SUPPLIER:

Strattec Security Corporation           OPTEK Technology, Inc.

3333 W. Good Hope Road                  1215 West Crosby Road

P.O. Box 702                            Carrollton, Texas 75006

Milwaukee, WI 53201-0702

(414) 247-3333                          (214) 323-2200
Telephone Number                        Telephone Number

(414) 247-3329                          (214) 323-2396
Fax Number                              Fax Number

Tim Mueller                             Jim Iannucci
Name of Representative                  Name of Representative


Production Control
and Materials Manager                   Regional Sales Manager
Title                                   Title


/s/ April Krukar                        /s/ Jim Iannucci
Signature                               Signature


2/17/95                                 February 16, 1995
Date                                    Date

April Krukar
Buyer